Exhibit 10.2

SEVENTH AMENDMENT TO CREDIT AGREEMENT	BANK OF AMERICA, N.A.

Date: December 30, 2009

THIS SEVENTH AMENDMENT TO CREDIT AGREEMENT (this “Seventh Amendment”) is made to the Credit Agreement (as amended, the “Credit Agreement”; capitalized terms used herein but not defined have the meanings given to them in the Credit Agreement, as amended by this Seventh Amendment) dated as of July 2, 2007 by and among:

(a) AMERICAN APPAREL (USA), LLC (f/k/a AAI Acquisition LLC (successor-by-merger to American Apparel, Inc.)), a limited liability company organized under the laws of the State of California, with its principal executive offices at 747 Warehouse Street, Los Angeles, California 90021, for itself and as agent (in such capacity, the “Lead Borrower”) for the other Borrowers now or hereafter party to the Credit Agreement; and

(b) the BORROWERS now or hereafter party to the Credit Agreement; and

(c) the FACILITY GUARANTORS now or hereafter party to the Credit Agreement; and

(d) BANK OF AMERICA, N.A. (successor by merger to LaSalle Business Credit, LLC, as agent for LaSalle Bank Midwest National Association, acting through its division, LaSalle Retail Finance), with offices at 100 Federal Street, 9th Floor, Boston, Massachusetts 02110, as administrative agent (in such capacity, the “Administrative Agent”) for its own benefit and the benefit of the other Credit Parties; and

(e) BANK OF AMERICA, N.A. (successor by merger to LaSalle Business Credit, LLC, as agent for LaSalle Bank Midwest National Association, acting through its division, LaSalle Retail Finance), with offices at 100 Federal Street, 9th Floor, Boston, Massachusetts 02110, as collateral agent (in such capacity, the “Collateral Agent”, and together with the Administrative Agent, individually an “Agent” and collectively, the “Agents”) for its own benefit and the benefit of the other Credit Parties; and

(f) WELLS FARGO RETAIL FINANCE, LLC, with offices at One Boston Place, 19th Floor, Boston, Massachusetts 02108, as collateral monitoring agent (in such capacity, the “Collateral Monitoring Agent”) for its own benefit and the benefit of the other Credit Parties; and

(g) the LENDERS party to the Credit Agreement; and

(h) BANK OF AMERICA, N.A. (successor by merger to LaSalle Bank National Association), a national banking association with offices at 100 Federal Street, 9th Floor, Boston, Massachusetts 02110, as Issuing Bank;

in consideration of the mutual covenants herein contained and benefits to be derived herefrom, the parties hereto agree as follows:

Background:

A. Amendment. The parties hereto entered into that certain First Amendment to Credit Agreement on October 11, 2007, that certain Second Amendment and Waiver to Credit Agreement on November 26, 2007, that certain Third Amendment to Credit Agreement on December 12, 2007, that certain Fourth Amendment to Credit Agreement on June 20, 2008, that certain Fifth Amendment to Credit Agreement on December 19, 2008 and that certain Sixth Amendment to Credit Agreement on March 13, 2009. The parties hereto desire to further amend the Credit Agreement on the terms and conditions set forth herein.

B. Canadian Loan Refinancing. The Loan Parties have advised the Agents and the Lenders that the Canadian Subsidiaries intend to refinance and replace the Canadian Loan (as defined prior to giving effect to this Seventh Amendment) by terminating all commitments and repaying in full all obligations thereunder, and entering into the Canadian Loan Documents (as defined below). In connection with the entering into of the Canadian Loan Documents, the Canadian Subsidiaries will (i) repay in full all obligations under the Canadian Loan (as defined prior to giving effect to this Seventh Amendment), (ii) grant liens on substantially all of their assets in favor of the Canadian Lender (as defined below), and (iii) incur Indebtedness in favor of the Canadian Lender (as defined below) under the Canadian Loan Agreement (as defined below) (collectively, the “Canadian Refinancing Transaction”).

The Agents and the Required Lenders have agreed to consent to and approve the Canadian Refinancing Transaction and to the modifications to the Credit Agreement provided for herein, subject to the terms and conditions set forth herein.

Accordingly, it is hereby agreed, as follows:

1.	Amendments to Credit Agreement. Subject to satisfaction of each and all of the Preconditions to Effectiveness set forth in Section 3 hereof, the Credit Agreement is amended as of the Seventh Amendment Effective Date (as defined below) as follows:

a.	By deleting the definition of “Borrowing Base” in its entirety from Section 1.01 thereof and substituting the following new definition in its stead:

“ “Borrowing Base” means, at any time of calculation, an amount equal to:

(a) (i) the Raw Materials Appraisal Percentage of the Appraised Inventory Liquidation Value with respect to Eligible Inventory consisting of raw materials, and (ii) the Appraisal Percentage of the Appraised Inventory Liquidation Value with respect to all other Eligible Inventory;

plus

(b) with respect to any Eligible Letter of Credit, the Appraisal Percentage of the Appraised Value of the Inventory supported by such Eligible Letter of Credit, multiplied by the Cost of such Inventory when completed, net of Inventory Reserves;

plus

(c) the face amount of Eligible Wholesale Receivables (net of Receivables Reserves applicable thereto) multiplied by the Receivables Advance Rate;

minus

(d) the then amount of all Availability Reserves.

b.	By deleting the definition of “Canadian Lender” in its entirety and substituting the following new definition in its stead:

“ “Canadian Lender” means the lender(s) party to the Canadian Loan Agreement. As of the Seventh Amendment Effective Date, the Canadian Lender is Bank of Montreal.”

c.	By deleting the definition of “Canadian Loan” in its entirety and substituting the following new definition in its stead:

“ “Canadian Loan” means (i) the loans made by the Canadian Lender to the Canadian Subsidiaries pursuant to the Canadian Loan Agreement, and (ii) any refinancing thereof, which refinancing is on terms and conditions satisfactory to the Agents in their sole discretion.”

d.	By deleting clause (n) of the definition of “Permitted Encumbrances” in its entirety and substituting the following new clause (n) in its stead:

“(n) Liens in favor of the Canadian Lender securing the obligations of American Apparel Canada Wholesale Inc. and American Apparel Canada Retail Inc. under the Canadian Loan Documents;”

e.	By deleting clause (m) of the definition of “Permitted Indebtedness” in its entirety and substituting the following new clause (m) in its stead:

“(m) Indebtedness due the Canadian Lender under the Canadian Loan Documents;”

f.	By adding the following new definitions to Section 1.01 thereof in appropriate alphabetical order:

“ “Canadian Loan Agreement” means that certain Credit Agreement dated as of December 30, 2009 by and among the Canadian Subsidiaries and the Canadian Lender, as amended, supplemented, or otherwise modified from time to time to the extent any such amendment, supplement or other modification is not materially adverse to the Agents and the Lenders, entered into in connection with the Canadian Refinancing Transaction, together with any refinancing thereof permitted in accordance with the definition of “Canadian Loan”.”

“ “Canadian Loan Documents” means the Canadian Loan Agreement and the other documents, instruments and agreements executed in connection therewith, in each case (i) to the extent entered into and continuing in effect as permitted by the terms of this Agreement, and (ii) as amended, supplemented, or otherwise modified from time to time to the extent any such amendment, supplement or other modification is not materially adverse to the Agents and the Lenders.”

“ “Canadian Refinancing Transaction” has the meaning assigned to such term in the Seventh Amendment.”

“ “Seventh Amendment” means that certain Seventh Amendment to Credit Agreement dated as of December 30, 2009, by and between, among others, the Loan Parties, the Agents, the Collateral Monitoring Agent, and the Lenders party thereto.”

“ “Seventh Amendment Effective Date” means December 30, 2009.”

g.	By deleting the definitions of “Appraised Fixed Assets Liquidation Value”, “Eligible Fixed Assets”, “Equipment Reduction Amount”, and “Equipment Reserves” in their entirety from Section 1.01 thereof.

h.	By deleting clause (b)(vi) of Section 6.07 (Restricted Payments; Certain Payments of Indebtedness) of the Credit Agreement in its entirety and substituting the following new clause (b)(vi) in its stead:

“(vi) payments of obligations under the Canadian Loan Agreement or the other Canadian Loan Documents, provided that (x) such payments shall be made only by a Canadian Subsidiary, and (y) no Loan Party may transfer proceeds of any Loan to any Canadian Subsidiary for purposes of making any such payments;”

i.	By deleting the last sentence of Section 6.09 (Restrictive Agreements) of the Credit Agreement in its entirety and substituting the following new sentence in its stead:

“Notwithstanding anything in this SECTION 6.09 to the contrary, neither (i) (a) the prohibition on the pledge of security interest in the Capital Stock of the Canadian Subsidiaries, nor (b) the prohibition on the granting of any guaranty or security interest by the Canadian Subsidiaries, nor (c) the prohibition on repatriation of funds or making of distributions or payments of any kind to the Parent, any other shareholder of the Canadian Subsidiaries, or any Affiliate of the Parent, the Canadian Subsidiaries or any other shareholder of the Canadian Subsidiaries, in each case as set forth in the Canadian Loan Agreement, nor (ii) the prohibitions, restrictions and impositions of conditions expressly set forth in the Merger Agreement and Lim Option Agreement (to the extent such prohibitions, restrictions and impositions of conditions are in connection with the consummation of the merger or the transactions related thereto as expressly set forth in the Merger Agreement and would not result in a Material Adverse Effect) shall be prohibited by this SECTION 6.09.”

j.	By amending Section 6.10 by adding the following sentence at the end thereof:

“The Loan Parties shall, promptly upon (but in any event within five (5) Business Days after) entering into any amendment, modification or waiver of any Charter Document, Material Agreement or Material Indebtedness, deliver to the Administrative Agent a duly executed copy of such amendment, modification or waiver.”

2.	Canadian Refinancing Transaction. Subject to satisfaction of each and all of the Preconditions to Effectiveness set forth in Section 3 hereof:

a.	The Agents and the Required Lenders hereby consent to the Canadian Refinancing Transaction, provided that the Canadian Refinancing Transaction shall be consummated pursuant to the terms and conditions of the Canadian Loan Documents, provided further that under no circumstances shall any Loan Party guaranty any obligations of the Canadian Subsidiaries or otherwise pledge any security for the obligations of the Canadian Subsidiaries under the Canadian Loan Agreement or any other Canadian Loan Document, except that (i) the Parent may pledge on a non-recourse basis its right, title and interest in and to the equity interests of the Canadian Subsidiaries as security for such obligations, (ii) Parent may waive certain of its rights to repossess goods delivered to the Canadian Subsidiaries, and (iii) the Lead Borrower may grant non-exclusive licenses of certain of its trademarks to the Canadian Lender, in each case in accordance with the Canadian Loan Documents.

b.	Notwithstanding anything in Section 5.12 of the Credit Agreement to the contrary, upon the repayment of the Canadian Loan owing to The Toronto-Dominion Bank, the Parent shall not be obligated to pledge to the Collateral Agent, as security for the Obligations, any of its right, title and interest in and to the equity interests of the Canadian Subsidiaries, provided that the foregoing waiver shall be of no further force and effect if at any time the Canadian Loan Documents shall be amended to permit such pledge in favor of the Collateral Agent.

3.	Preconditions to Effectiveness. This Seventh Amendment shall not become effective unless and until, on or before December 31, 2009, each and all of the following conditions have been satisfied, in each case to the satisfaction of the Agents, in their sole and exclusive discretion exercised in good faith:

a.	The Lead Borrower, the other Borrowers, and the Facility Guarantors shall have delivered to the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent, (i) duly executed copies of (A) this Seventh Amendment, and (B) that certain First Amendment to Intellectual Property Security Agreement among the Collateral Agent and the Loan Parties party thereto, and (ii) updated Schedule I and Schedule II to the Pledge Agreement (the “Amended Pledge Schedules”) in the form annexed hereto as Exhibit A, together with, with respect to Capital Stock that is evidenced by stock certificates or other equity interest certificates, original stock certificates or other equity interest certificates and stock powers or other equity interest powers duly executed in blank, to the extent such certificates and powers are required to be delivered pursuant to such Pledge Agreement and to the extent not previously delivered to the Administrative Agent. For purposes of clarity, the parties to the Pledge Agreement acknowledge and agree that, immediately upon receipt by the Administrative Agent of the Amended Pledge Schedules and without requiring further action on the part of any Person, the Pledge Agreement shall be deemed amended by deleting the existing Schedule I and Schedule II thereto in their entirety and substituting the Amended Pledge Schedules in their stead.

b.	The Agents shall have received Charter Documents and such other documents and certificates as the Agents or their counsel may reasonably request relating to the organization, existence and good standing of each Loan Party and the authorization of the transactions contemplated by this Seventh Amendment, all in form and substance reasonably satisfactory to the Agents and their counsel.

c.	The Lead Borrower, the Borrowers, and the Facility Guarantors shall have delivered to the Administrative Agent such other and further documents as the Administrative Agent reasonably may require and shall have identified prior to the execution of this Seventh Amendment, in order to confirm and implement the terms and conditions of this Seventh Amendment.

d.	The Borrowers shall have paid to the Administrative Agent, for the ratable benefit of each Lender executing this Seventh Amendment, an amendment fee in the amount of 0.1667% of each of such executing Lender’s Commitment. Such amendment fee shall be fully earned and payable as of the Seventh Amendment Effective Date, shall not be subject to refund or rebate under any circumstances (including, without limitation, on account of the termination of the Canadian Loan Agreement or the failure of the Canadian Subsidiaries and the Canadian Lender to consummate the Canadian Refinancing Transaction), and shall not be subject to reduction by way of setoff or counterclaim. The Administrative Agent is hereby authorized to make a Revolving Credit Loan under the Credit Agreement to pay such amendment fee, and the Administrative Agent agrees to do so upon satisfaction of the condition precedent set forth in Section 3(a) above, the foregoing being deemed satisfaction of the condition precedent set forth in this Section 3(d).

e.	No Default or Event of Default shall exist.

f.	Except as set forth on Schedule 3.06 to the Credit Agreement, there shall not be pending any litigation or other proceeding, the result of which could reasonably be expected to have a Material Adverse Effect.

g.	No default of any material contract or agreement of any Loan Party or any Subsidiary of any Loan Party shall exist except where the existence of a default, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

h.	The Agents shall have received a duly executed copy of the Canadian Loan Agreement.

i.	The Agents shall have received a duly executed copy of an amendment to the Second Lien Credit Agreement, in form and substance satisfactory to the Agent, pursuant to which, among other things, the Second Lien Credit Agreement shall have been amended to permit the Canadian Refinancing Transaction.

4.	Post-Closing Obligations.

a.	Immediately (but in any event within one (1) Business Day) following the consummation of the Canadian Refinancing Transaction, the Loan Parties shall remit to the Agents for application to the outstanding principal balance of the Obligations the sum of $5,000,000.00.

b.	Upon the Loan Parties’ receipt thereof (but in any event within three (3) Business Days following the execution thereof, or such longer period as the Agents may agree in their sole and exclusive discretion), the Loan Parties shall deliver to the Agents duly executed copies of, to the extent executed in connection with the Canadian Refinancing Transaction, (i) the Canadian Loan Documents constituting any security agreements, pledge agreements and trademark license agreements to which any Loan Party is a party, as well as copies of filings made by the Canadian Lender under the Personal Property Security Act evidencing the grant of security by the Canadian Subsidiaries or any Loan Party in favor of the Canadian Lender, in each case substantially in the form of such Canadian Loan Documents presented to the Agents prior to the Seventh Amendment Effective Date or otherwise in form and substance satisfactory to the Agents, and (ii) each other Canadian Loan Document to which any Loan Party is a party.

c.	The Loan Parties acknowledge and agree that the failure to comply with any provision of this Section 4 shall constitute an Event of Default pursuant to Section 7.01(a) of the Credit Agreement.

5.	Ratification of Loan Documents. No Claims against any Lender.

a.	Except as provided herein, all terms and conditions of the Credit Agreement and of each of the other Loan Documents remain in full force and effect. Each Loan Party hereby ratifies, confirms, and re-affirms all terms and provisions of the Loan Documents.

b.	Each Loan Party hereby makes all representations, warranties, and covenants set forth in the Loan Documents as of the date hereof (other than representations, warranties and covenants that relate solely to an earlier date). To the extent that any changes in any representations, warranties, and covenants require any amendments to the schedules or exhibits to the Loan Documents, such schedules and exhibits are hereby updated, as evidenced by any supplemental schedules and exhibits (if any) annexed to this Seventh Amendment.

c.	Each Loan Party represents and warrants to the Administrative Agent and each Lender that as of the date of this Seventh Amendment, no Default or Event of Default exists.

d.	Each Loan Party acknowledges and agrees that to its actual knowledge (i) there is no basis nor set of facts on which any amount (or any portion thereof) owed by any of the Loan Parties under any Loan Document could be reduced, offset, waived, or forgiven, by rescission or otherwise; (ii) nor is there any claim, counterclaim, off set, or defense (or other right, remedy, or basis having a similar effect) available to any of the Loan Parties with regard thereto; (iii) nor is there any basis on which the terms and conditions of any of the Obligations could be claimed to be other than as stated on the written instruments which evidence such Obligations.

e.	Each of the Loan Parties hereby acknowledges and agrees that it has no offsets, defenses, claims, or counterclaims against the Agents, the Lenders, or their respective parents, affiliates, predecessors, successors, or assigns, or their officers, directors, employees, attorneys, or representatives, with respect to the Obligations, and that if any of the Loan Parties now has, or ever did have, any offsets, defenses, claims, or counterclaims against such Persons, whether known or unknown, at law or in equity, from the beginning of the world through this date and through the time of execution of this Seventh Amendment, all of them are hereby expressly WAIVED, and each of the Loan Parties hereby RELEASES such Persons from any liability therefor.

6.	Acknowledgment of Obligations. The Loan Parties hereby acknowledge and agree that the Loan Parties are unconditionally liable to the Credit Parties for the following amounts which constitute a portion of the Obligations in accordance with the terms of the Credit Agreement, as of the date hereof:

a.	For outstanding Credit Extensions: $24,381,403.39

b.	For all amounts now due, or hereafter coming due, to any Agent, any Lender or any of their respective Affiliates with respect to cash management, ACH, depository, investment, banker’s acceptance, letter of credit, Hedge Agreement, or other banking or financial services provided by any Agent, any Lender or any such Affiliate to any Loan Party.

c.

For all interest heretofore or hereafter accruing under the Loan Documents, for all fees heretofore or hereafter accruing under the Loan Documents, and for all Credit Party Expenses and other fees, costs, expenses, and costs of collection heretofore or hereafter incurred by the Lenders in connection with and pursuant to the terms of, and any other amounts due under, the Loan Documents, including, without limitation, (i) all attorney’s fees and expenses incurred in connection with the negotiation and preparation of this Seventh Amendment and all documents, instruments, and agreements incidental hereto or thereto, and (ii) all interest, fees and expenses that accrue after the commencement of any case or proceeding by or against any Loan Party under the Bankruptcy Code or any state, federal or provincial bankruptcy, insolvency, receivership or similar law, whether or not allowed in such case or proceeding.

7.	Miscellaneous.

a.	This Seventh Amendment may be executed in counterparts, each of which when so executed and delivered shall be an original, and all of which together shall constitute one agreement. This Seventh Amendment constitutes a Loan Document for all purposes.

b.	This Seventh Amendment expresses the entire understanding of the parties with respect to the transactions contemplated hereby. No prior negotiations or discussions shall limit, modify, or otherwise affect the provisions hereof.

c.	Any determination that any provision of this Seventh Amendment or any application hereof is invalid, illegal, or unenforceable in any respect and in any instance shall not affect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality, or enforceability of any other provisions of this Seventh Amendment.

d.	The Borrowers shall pay on demand all reasonable costs and expenses of the Agents and the Lenders, including, without limitation, reasonable attorneys’ fees incurred by the Agents in connection with the preparation, negotiation, execution, and delivery of this Seventh Amendment. The Administrative Agent is hereby authorized by the Borrowers to make one or more Revolving Credit Loans to pay all such costs, expenses, and attorneys’ fees and expenses.

e.	In connection with the interpretation of this Seventh Amendment and all other documents, instruments, and agreements incidental hereto:

i.	All rights and obligations hereunder and thereunder, including matters of construction, validity, and performance, shall be governed by and construed in accordance with the law of The Commonwealth of Massachusetts and are intended to take effect as sealed instruments.

ii.	The captions of this Seventh Amendment are for convenience purposes only, and shall not be used in construing the intent of the parties under this Seventh Amendment.

iii.	In the event of any inconsistency between the provisions of this Seventh Amendment and any of the other Loan Documents, the provisions of this Seventh Amendment shall govern and control.

f.	Each Loan Party agrees that any suit for the enforcement of this Seventh Amendment or any other Loan Document may be brought in the courts of the Commonwealth of Massachusetts sitting in Boston, Massachusetts or any federal court sitting therein as the Administrative Agent may elect in its sole discretion and consents to the non-exclusive jurisdiction of such courts. Each party to this Seventh Amendment hereby waives any objection which it may now or hereafter have to the venue of any such suit or any such court or that such suit is brought in an inconvenient forum and agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Seventh Amendment shall affect any right that any Credit Party may otherwise have to bring any action or proceeding relating to this Seventh Amendment against a Loan Party or its properties in the courts of any jurisdiction.

g.	Each Loan Party agrees that any action commenced by any Loan Party asserting any claim or counterclaim arising under or in connection with this Seventh Amendment or any other Loan Document shall be brought solely in a court of the Commonwealth of Massachusetts sitting in Boston, Massachusetts or any federal court sitting therein as the Administrative Agent may elect in its sole discretion and consents to the exclusive jurisdiction of such courts with respect to any such action

h.	The Agents, the Lenders, the Borrowers, and the Facility Guarantors have prepared this Seventh Amendment and all documents, instruments, and agreements incidental hereto with the aid and assistance of their respective counsel. Accordingly, all of them shall be deemed to have been drafted by the Agents, the Lenders, the Borrowers, and the Facility Guarantors and shall not be construed against any party.

[Signatures Follow]

IN WITNESS WHEREOF, the undersigned have caused this Seventh Amendment to be duly executed under seal as of the date first set forth above.

AMERICAN APPAREL (USA), LLC (f/k/a AAI Acquisition LLC (successor-by-merger to American Apparel, Inc.), as Lead Borrower and as a Borrower

By:	/s/ Dov Charney
Name:	Dov Charney
Title:	Chief Executive Officer

AMERICAN APPAREL RETAIL, INC., as a Borrower

By:	/s/ Dov Charney
Name:	Dov Charney
Title:	Chief Executive Officer

AMERICAN APPAREL DYEING & FINISHING, INC., as a Borrower

By:	/s/ Dov Charney
Name:	Dov Charney
Title:	Chief Executive Officer

KCL KNITTING, LLC, as a Borrower

By:	American Apparel (USA), LLC, its sole member

	By:	/s/ Dov Charney
	Name:	Dov Charney
	Title:	Chief Executive Officer

Signature Page to Seventh Amendment to Credit Agreement

AMERICAN APPAREL, LLC, as a Facility Guarantor

By:	American Apparel (USA), LLC, its sole member

	By:	/s/ Dov Charney
	Name:	Dov Charney
	Title:	Chief Executive Officer

FRESH AIR FREIGHT, INC., as a Facility Guarantor

By:	/s/ Dov Charney
Name:	Dov Charney
Title:	Chief Executive Officer

AMERICAN APPAREL, INC. (f/k/a Endeavor Acquisition Corp.), as a Facility Guarantor

By:	/s/ Dov Charney
Name:	Dov Charney
Title:	Chief Executive Officer

Signature Page to Seventh Amendment to Credit Agreement

BANK OF AMERICA, N.A. (successor by merger to LaSalle Business Credit, LLC, as Agent for LaSalle Bank Midwest National Association, acting through its division, LaSalle Retail Finance), as Administrative Agent, as Collateral Agent, as Swingline Lender and as Lender

By:	/s/ David Vega
Name:	David Vega
Title:	Managing Director

BANK OF AMERICA, N.A. (successor by merger to LaSalle Bank National Association), as Issuing Bank

By:	/s/ David Vega
Name:	David Vega
Title:	Managing Director

Signature Page to Seventh Amendment to Credit Agreement

NATIONAL CITY BUSINESS CREDIT, INC., as a Lender

By:	/s/ Tom Buda
Name:	Tom Buda
Title:	Vice President

Signature Page to Seventh Amendment to Credit Agreement

Exhibit A

Amended Pledge Schedules

[see attached]

Exhibit A to Seventh Amendment to Credit Agreement

SCHEDULE I

to

AMENDED AND RESTATED OWNERSHIP INTEREST AND

INTERCOMPANY NOTE PLEDGE AND SECURITY AGREEMENT

Pledged Securities

Issuer	Authorized Shares	Issued Shares	Percentage Pledged	Pledgor	Certificated
American Apparel (USA), LLC (f/k/a AAI Acquisition LLC)	Membership Interest	100%	100%	American Apparel, Inc. (f/k/a Endeavor Acquisition Corp.)	No
American Apparel Retail, Inc.	1,000,000	100,000	100%	American Apparel (USA), LLC	Yes
American Apparel Dyeing & Finishing, Inc.	100,000	10,000	100%	American Apparel (USA), LLC	Yes
American Apparel, LLC	Membership Interest	100%	100%	American Apparel (USA), LLC	No
Fresh Air Freight, Inc.	100,000	10,000	100%	American Apparel (USA), LLC	Yes.
KCL Knitting, LLC	Membership Interest	100%	100%	American Apparel (USA), LLC	No
American Apparel (UK) Limited	1,000,000	10,000	65%	American Apparel (USA), LLC	Yes
American Apparel (Carnaby) Limited	100,000	10,000	65%	American Apparel (USA), LLC	Yes
American Apparel Deutschland GmbH		100%	65%	American Apparel (USA), LLC	No
American Apparel Mexico, S. de R.L. de C.V.		1 Unit valued at 1.00 peso	65%	American Apparel (USA), LLC	Yes
American Apparel Mexico, S. de R.L. de C.V.		1 Unit valued at 2,999 pesos	65%	American Apparel Retail, Inc.	Yes

Issuer	Authorized Shares	Issued Shares	Percentage Pledged	Pledgor	Certificated
American Apparel Labor, S. de R.L. de C.V.		1 Unit valued at 1.00 peso	65%	American Apparel (USA), LLC	Yes
American Apparel Labor, S. de R.L. de C.V.		1 Unit valued at 2,999 pesos	65%	American Apparel Retail, Inc.	Yes
American Apparel Japan Yügen Kaisha		60 Units of 50,000 Yen	65%	American Apparel (USA), LLC	No
American Apparel Retail (Israel) Ltd.	1,000 Ordinary Shares, Nominal Value NIS 1 Per share	1,000 Ordinary Shares	65%	American Apparel Retail, Inc.	Yes
American Apparel Korea Co., Ltd.	160,000 Common Shares Par Value 5,000 Korean Won	40,000 Common Shares	65%	American Apparel Retail, Inc.	Yes
American Apparel Australia Pty Limited		12 Ordinary Shares	65%	American Apparel (USA), LLC	Yes
American Apparel, New Zealand Limited		100%	65%	American Apparel Retail, Inc.	No
American Apparel do Brasil Comercio de Roupas Ltda.	1,445,000 Brazilian quotas with a par value of R$1.00 (one Real) each	1,430,550 quotas	65%	American Apparel Retail, Inc.	No

Issuer	Authorized Shares	Issued Shares	Percentage Pledged	Pledgor	Certificated
American Apparel do Brasil Comercio de Roupas Ltda.	1,445,000 Brazilian quotas with a par value of R$1.00 (one Real each)	14,450 quotas	65%	American Apparel (USA), LLC	No
American Apparel Iceland ehf		500,000	65%	American Apparel Retail, Inc.	No
American Apparel (Beijing) Trading Company Ltd.		100%	65%	American Apparel Retail, Inc.	No
American Apparel Ireland Limited		1	65%	American Apparel Retail, Inc.	No
American Apparel Canada Wholesale, Inc.[1]	Unlimited (no par value)	33,153 Class A Common Shares	65%	American Apparel, Inc.	Yes
American Apparel Canada Retail, Inc.[2]	Unlimited (no par value)	2,546 Class A Common Shares	65%	American Apparel, Inc.	Yes

1	Equity interests issued by this entity shall not constitute “Pledged Securities” until such time as is required pursuant to the Pledge Agreement.
2	Equity interests issued by this entity shall not constitute “Pledged Securities” until such time as is required pursuant to the Pledge Agreement.

SCHEDULE II

to

AMENDED AND RESTATED OWNERSHIP INTEREST AND

INTERCOMPANY NOTE PLEDGE AND SECURITY AGREEMENT

Liens on Pledged Collateral

Liens described in clause (o) of the definition of “Permitted Encumbrances” as defined in the Credit Agreement

Updated Schedules to Loan Documents

[see attached]

Schedule 3.06

Bailees, Warehousemen, Etc.

Knitting

	1.	PJ Textiles 5212 S. Boyle Ave. Vernon, CA 90058	9.	Geltman 1914 Bay St Los Angeles, CA 90021
	2.	Clover Knits P.O. Box 539 Clover, SC 29710	10.	Contempora Fabrics 351 Contempora Dr. Lumberton, NC 28358
Or			11.	Tube Rags
		1075 Jackson Heights Clover, SC 29710		4500 District Blvd Los Angeles, CA 90058
			12.	KCL Knitting, Inc.
	3.	M Tex 249 W 131 st St Los Angeles, CA 90061		1020 E. 59th Street Los Angeles, CA 90001

			13.	Lorber Industries
	4.	Fashion Mania		1433 S Griffith Ave
		201 W. 132nd St.		Los Angeles, CA 90021
		Los Angeles, CA 90061
	5.	YC Textile	14.	Mega Prints 17818 S. Figueroa St Gardena, CA 90248
		1821 E. 48th Pl
		Los Angeles, CA 90058
	6.	John’s Knitting	15.	Alandale Knitting Co. P.O. Box 708 Troy, NC 27371
		17107 Kingsview Ave
		Carson, CA 90746
	7.	HP Textiles	16.	Colormax 1627 Paloma Street Los Angeles, CA 90021
		6519 McKinley Ave.
		Unit 1
		Los Angeles, CA 90001	17.	La Fayette
				4500 E Durham St
	8.	Dominion Knits		Los Angeles, CA 90040
		2301 E 7th St Los Angeles, CA 90023	18.	United Colors of America (UCA) 5215 S Boyle Ave Los Angeles, CA 90058

Dye Houses

1.	Expo Dyeing & Finishing Inc
1365 Knollwood Cir
Anaheim, CA 92801

2.	American Apparel Knitting & Dyeing
(fka: US Dyeing & Finishing Inc)
12641 Industry St.
Garden Grove, CA 92841

3.	American Apparel Dyeing and Finishing, Inc.
12537 Cerise Avenue
Hawthorne, CA 90250